Exhibit 10.7

SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This Second Amendment (“Second Amendment”) to exclusive Development, Option & License Agreement effective as of August 4, 2022 (“Second Amendment Effective Date”) is by and between: R-PHARM U.S. OPERATING, LLC, a limited liability corporation organized and existing under the laws of Delaware, U.S.A, with a principal place of business at 3120 Princeton Pike, Suite 201, Lawrence N.J. U.S.A. (“R-Pharm”) and Allarity therapeutics, inc., a corporation organized and existing under the laws of Delaware, U.S.A, with a principal place of business at 210 Broadway # 201, Cambridge, MA 02139 U.S.A. (“Allarity”)(formerly Allarity Therapeutics A/S and Oncology Venture A/S) together with its wholly-owned subsidiaries, with reference to the following:

WITNESSETH:

WHEREAS, as of March 1, 2019, the Parties entered into an exclusive Development, Option & License Agreement, (the “Original Agreement”) relating to the cancer drug IXEMPRA® (ixabepilone) and the European market;

WHEREAS, as of May 28, 2021, the Parties entered into a First Amendment to the Original Agreement in order to extend Allarity’s time period for conducting and completing certain European clinical development for the drug program; and

WHEREAS, R-Pharm and Allarity now desire to further amend certain provisions of the Original Agreement (as amended by the First Amendment), in order to further extend the time period for conducting and completing certain European clinical development for the drug program, to reflect the modifications, amendments, deletions and supplements set forth below.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual promises and covenants of Parties set forth herein, the Parties have agreed as follows:

1.	Definitions

Capitalized terms used in this Second Amendment and not defined herein shall have the meanings assigned thereto in the Original Agreement.

2.	Amendments and Agreements

1)	Section 2.1(a) of the Original Agreement (as amended by the First Amendment), relating to the “Option Period” is hereby amended and restated in its entirety as follows:

a)	an exclusive option, exercisable by Allarity any time on or prior to September 1, 2023 (the “Option Period”) to obtain the licenses set forth in Section 2.3 (the “Exclusive Option”).

3.	Effect

This Second Amendment shall be effective from the Second Amendment Effective Date.

4.	No Other Amendments

This Second Amendment shall be deemed to be part of and incorporated into the Original Agreement. Except as expressly set forth in this Second Amendment (and otherwise agreed in written modifications between the Parties), all of the terms and conditions of the Original Agreement shall remain unchanged and are ratified, confirmed in all respects, and remain in full force and effect.

5.	Counterparts

This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Second Amendment delivered by facsimile transmission or by electronic mail in “portable document format” shall be as effective as an original executed signature page.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment through their duly authorized representatives and made effective as of the Second Amendment Effective Date.

Allarity Therapeutics, Inc.		R-PHARM U.S. Operating, LLC

By:	/s/ James G. Cullem	By:	/s/ Jignesh Shah
Name:	James G. Cullem, J.D.	Name:	Jignesh Shah
Title:	Chief Operating Officer	Title:	Chief Executive Officer
Date:	August 11, 2022	Date:	August 11, 2022

[Signature Page to Second Amendment to exclusive License Agreement between Allarity and R-PHARM US]